Exhibit 10.16

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT (the “Amendment”) entered into as of October 22, 2008 by and between CPI AEROSTRUCTURES, INC. (the “Borrower”) and SOVEREIGN BANK (the “Bank”).

WHEREAS, the Borrower and the Bank are parties to that Amended and Restated Loan Agreement dated as of August 13, 2007, as same may be hereafter amended and modified (the “Agreement”); and

WHEREAS, the Borrower has requested that the Bank make available, and the Bank has agreed to extend to Borrower, an additional $3,000,000.00 term loan facility, subject to the provisions hereof; and

WHEREAS, the Borrower has requested that the Bank amend, and the Bank has agreed to amend, certain provisions of the Agreement, subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, the parties hereto hereby agree as follows:

1. All capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement.

2. Subject to the terms and conditions hereof, the Agreement is hereby amended as follows:

(A) Section 1.1 is amended by deleting the definitions of Interest Period, Libor Rate Loan, Loan Documents, Post Default Rate, Prime Rate Loan and Termination Date contained therein, and  substituting the following therefor:

“‘Interest Period’ shall mean any period during which a Loan bears interest based on the Libor Rate as elected by the Borrower in accordance with the terms of this Agreement.

           (a)  If any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

(b)  No Interest Period shall extend beyond the Termination Date.”

Exhibit 10.16

“‘Libor Rate Loan’ shall  mean Loans hereunder (or any portion of the outstanding principal balance thereof) that bear interest for the Interest Period applicable thereto at a rate of interest based upon the Libor Rate plus the applicable margin.”

“‘Loan Documents’ shall mean, collectively, this Agreement, the Revolving Credit Note, the Term Note, the Security Agreement, the Master Agreement together with all other documents executed in connection with the interest rate swap transaction (if any) with respect to the Term Loan, the Additional Documents (as defined in Section 10.14 hereof), the Replacement Documents (as defined in Section 10.15 hereof) and each document, agreement and instrument executed in connection herewith or pursuant hereto together with each document, agreement and instrument made by the Borrower or any Guarantor with or in favor of or owing to the Bank.”

“‘Post Default Rate’ shall mean at any time a rate of interest equal to four (4%) percent per annum in excess of the rate that would then be applicable to the Loans.”

“‘Prime Rate Loan’ shall mean Loans hereunder (or any portion of the outstanding principal balance thereof) which shall bear interest based upon the Prime Rate.”

“‘Termination Date’ shall mean (i) with respect to Revolving Credit Loans, August 13, 2010, or (ii) with respect to the Term Loan, the Maturity Date, or if such dates are not a Business Day, the Business Day next succeeding such date.”

(B)           Section 1.1 is amended by adding the definitions of Loan or Loans, Master Agreement, Maturity Date, Note or Notes, Term Loan and Term Note, each to read as follows:

“‘Loan’ or ‘Loans’ shall mean a Revolving Credit Loan, a Term Loan, or any or all of same as the context may require.”

“‘Master Agreement’ shall mean the ISDA Master Agreement dated October 22, 2008 between the Bank and the Borrower.”

Exhibit 10.16

“‘Maturity Date’ shall mean November 1, 2013.”

“‘Note’ or ‘Notes’ shall mean the Revolving Credit Note, the Term Note or any or all of the same as the context may require.”
“‘Term Loan’ shall mean the term loan made pursuant to Section 2.1.1 hereof.”

“‘Term Note’ shall mean the term note referred to in Section 2.2.1 hereof.”

(C)           The title to Section 2 is amended by deleting the title contained therein and substituting the following therefor:

“SECTION 2.                                                      AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENT AND TERM LOAN”

(D)           Section 2.7 is amended by deleting the language contained therein and substituting the following therefor:

“2.7.  Continuation and Conversion of Loans.  The Borrower shall have the right at any time on prior irrevocable written or facsimile notice to the Bank as specified in Section 2.3: (i) to continue any Loan into a subsequent Interest Period, (ii) to convert any Loan into another type of Loan (specifying, in the case of a Libor Rate Loan, the Interest Period to be applicable thereto), and (iii) to convert any Prime Rate Loan into a Libor Rate Loan (specifying the Interest Period to be applicable thereto), subject to the following:

(a)           in the case of a conversion of less than all of the outstanding Revolving Credit Loans, the aggregate principal amount of Revolving Credit Loans converted shall not be less than $100,000.00 and shall be an integral multiple thereof;

(b)           no Loan (other than a Prime Rate Loan) shall be converted at any time other than at the end of an Interest Period applicable thereto;

(c)           any portion of a Loan maturing or required to be prepaid in less than one month may not be converted into or continued as a Libor Rate Loan;

Exhibit 10.16

(d)           a Loan subject to an interest rate swap transaction pursuant to the Master Agreement may not be converted to a Prime Rate Loan; and

(e)           no more than five (5) types of Libor Rate Loans may be outstanding at any one time.
In the event that the Borrower shall not give notice to continue any Libor Rate Loan into a subsequent Interest Period or convert any such Loan, into a Loan of another type, on the last day of the Interest Period thereof, such Loan (unless prepaid) shall automatically be converted into a Prime Rate Loan.  The Interest Period applicable to any Libor Rate Loan resulting from a conversion or continuation shall be specified by the Borrower in the irrevocable notice delivered by the Borrower pursuant to this Section and Section 2.3; provided, however, that, if such notice does not specify either the type of Loan or the Interest Period to be applicable thereto, the Loan shall automatically be converted into, or continued as, as the case may be, a Prime Rate Loan until such required information is furnished pursuant to the terms hereof.  Notwithstanding the foregoing, if the Term Loan is subject to an interest rate swap transaction pursuant to the Master Agreement, the Term Loan will be automatically continued as a Libor Rate Loan with a one month Interest Period.  Notwithstanding anything to the contrary contained above, if an Event of Default shall have occurred and is continuing, no Libor Rate Loan may be continued into a subsequent Interest Period and no Prime Rate Loan may be converted into a Libor Rate Loan.”

(E)           Section 2.08(a) is amended by deleting the language contained therein and substituting the following therefor:

“(a)                      Voluntary.                                The Borrower may prepay any Prime Rate Loan in whole or in part without premium or penalty; provided, however, that each partial prepayment on account of any Prime Rate Loan shall be in an amount not less than $50,000.00.  Except as provided in Section 2.8(b) or in connection with a termination or reduction of the Commitment pursuant to Section 2.6, the Borrower may not prepay any Libor Rate Loan prior to the last day of the Interest Period therefor.  Any amount prepaid on account of a Revolving Credit Loan may be reborrowed in accordance with the provisions of Section 2.1 hereof.  Any prepayment of the Term Loan subject to an interest rate swap

Exhibit 10.16

transaction pursuant to the Master Agreement, shall be subject to the provisions of the Master Agreement.”

(F)           Section 2.9 is amended by deleting the language contained therein and substituting the following therefore:

“2.9.                      Payments.

(a)           Interest accrued on each Loan shall be payable, without duplication, on:

(i)           the Termination Date;

(ii)           with respect to any portion of any Revolving Credit Loan repaid or Loan prepaid pursuant to this Agreement, the date of such repayment or prepayment, as the case may be;

(iii)           with respect to that portion of the outstanding principal amount maintained as Prime Rate Loans, the first day of each month and commencing with the first such date following the date of the making of such Loans;

(iv)           with respect to that portion of the outstanding principal amount maintained as Libor Rate Loans, the last day of each applicable Interest Period (and, if such Interest Period for Revolving Credit Loans shall exceed three months, on the last day of each three-month period occurring during such Interest Period); and

(v)           with respect to that portion of the outstanding principal amount converted into Prime Rate Loans or Libor Rate Loans on a day when interest would not otherwise have been payable pursuant to Sections 2.9(a)(iii) or 2.9(a)(iv), the date of such conversion.

(b)           All payments (including prepayments) to be made by the Borrower on account of principal or interest with respect to any Loan or on account of fees or any other obligations of the Borrower to the Bank hereunder shall be made to the Bank at the office of the Bank set forth in Section 10.1 hereof or at such other place as the Bank may from time to time designate in writing in lawful money of the United States of America in immediately available funds.  The Borrower hereby authorizes the Bank to deduct

Exhibit 10.16

from any general deposit account of the Borrower the amount of any loan payment including all payments of interest, principal and other sums due (“Automatic Payment”), from time to time, under this Agreement and/or any Note; the Bank will thereafter promptly notify the Borrower of the amount so charged.  If the funds in the account are insufficient to cover any payment due, the Bank shall not be obligated to advance funds to cover the payment. The failure of the Bank so to charge any account or to give any such notice shall not affect the obligation of the Borrower to pay interest, principal or other sums as provided herein or in any Note, at any time and for any reason the Borrower or the Bank may voluntarily terminate the Automatic Payment.  Termination by the Borrower of the Automatic Payment must be made by written notice to the Bank.  Subject to the provisions of subparagraph (a) in the definition of Interest Period set forth in Section 1.1 hereof, if any payment to be so made hereunder, or under any Note, becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and, to the extent permitted by applicable law, interest thereon shall be payable at the then applicable rate during such extension.

(c)           If all or a portion of the principal or interest of any Loan shall not be paid when due (whether at the stated or any accelerated maturity of such Loan) or if any fee or other amount due hereunder shall not be paid when due, or upon the occurrence of an Event of Default, the Borrower’s right to select pricing options shall cease and all Loans, and such interest, fee or amount due hereunder, to the extent permitted by applicable law, shall bear interest (payable on demand) (i) in all cases other than Libor Rate Loans at the Post Default Rate until paid and (ii) in the case of Libor Rate Loans at the Post Default Rate until the expiration of the Interest Period applicable to such Loan, at which time the such Libor Rate Loan will automatically be converted into a Prime Rate Loan and until paid shall bear interest at the Post Default Rate.  In no event, however, shall interest payable hereunder be in excess of the maximum rate of interest permitted under applicable law.  The obligation to so pay interest upon any reimbursement obligation of the Borrower to the Bank shall not be construed so as to waive the requirement for reimbursement on the same date that payment is made by the Bank as set forth in this Agreement.  If a regularly scheduled payment

Exhibit 10.16

is fifteen (15) days or more late, the Borrower will be charged five (5.0%) percent of the unpaid portion of the regularly scheduled payment, or $10.00, whichever is greater.

(d)           All payments received will be applied first to interest, then to fees, and then to principal.

(e)           The Borrower hereby expressly authorizes the Bank to record on the schedule attached to the Revolving Credit Note the amount and date of each Revolving Credit Loan, the rate of interest thereon, the date and amount of each payment of principal and the unpaid principal balance; provided, however, that the failure of the Bank to make any such notation shall not in any manner affect the obligation of the Borrower to repay any Revolving Credit Loan in accordance with the terms hereof.  All such notations shall be presumed to be correct.”

(G)           Section 2.10 is amended by deleting the language contained therein and substituting the following therefor:

“2.10.                      Use of Proceeds.  The proceeds of (i) Revolving Credit Loans hereunder shall be used to finance working capital requirements of the Borrower and for general corporate purposes and (ii) the Term Loan shall finance the initial costs related to a long-term contract with Spirit Aero. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Federal Reserve Board Regulations including Regulations T, U and X.”

(H)           Sections 2.11, 2.12, 2.13, and 2.14 are amended by deleting the words “Revolving Credit Loans” appearing therein, and substituting the word “Loans” therefor.

(I)           Section 3.9 is amended by deleting the language contained therein and substituting the following therefor:

“3.9.                      Federal Regulations.  The Borrower is not engaged nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the

Exhibit 10.16

Federal Reserve System as now and from time to time hereafter in effect.  No part of the proceeds of any Loans hereunder will be used for “purchasing” or “carrying” “margin stock” as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of the Regulations of such Board of Governors.”

(J)           The preamble to Section 4.2 is amended by deleting the language contained therein and substituting the following therefor:

“4.2.  Conditions to All Loans.  The obligation of the Bank to make any Loan (including the initial Revolving Credit Loan) to be made by it hereunder is subject to the satisfaction of the following conditions precedent:”

(K)           The preamble to Section 5 is amended by deleting the language contained therein and substituting the following therefor:

“The Borrower hereby agrees that, so long as the Commitment remains in effect, any Note remains outstanding and unpaid, or any amount is owing to the Bank hereunder, the Borrower will and will cause each Specified Person, as applicable, to:”

(L)           The preamble to Section 6 is amended by deleting the language contained therein and substituting the following therefor:

“The Borrower hereby agrees that, so long as the Commitment remains in effect, any Note remains outstanding and unpaid, or any amount is owing to the Bank hereunder, the Borrower will:”

(M)           The preamble to Section 7 is amended by deleting the language contained therein and substituting the following therefor:

“The Borrower hereby agrees that, so long as the Commitment remains in effect, any Note remains outstanding and unpaid, or any amount is owing to the Bank hereunder it will not, nor will it permit any of its Subsidiaries or any Specified Person to:”

(N)           Section 7.1 is amended by deleting the language contained therein and substituting the following therefor:

“7.1                      Indebtedness for Borrowed Money.  Incur, or permit to exist, any Indebtedness for borrowed money

Exhibit 10.16

 except (i) Indebtedness incurred pursuant to borrowings hereunder and under any other loans made by the Bank in its discretion to the Borrower, (ii) Indebtedness existing on the date hereof and reflected in the financial statements referred to in Section 3.1 hereof and (iii) purchase money Indebtedness incurred in the acquisition of fixed assets permitted under Section 7.4(iv) hereof not in excess of $250,000.00 in the aggregate.”

(O)           Section 8(a) is amended by deleting the language contained therein and substituting the following therefor:

“(a)           The Borrower shall fail to pay any interest on or principal of any Note when due or shall fail to pay any other amount payable hereunder; or the Borrower or any Guarantor shall default beyond any applicable notice or cure period (if any) under any other Loan Document; or”

(P)           Section 8(e) is amended by deleting the language contained therein and substituting the following therefor:

“(e)           Any Specified Person shall (i) default in any payment of any indebtedness for borrowed money in excess of $100,000.00 (other than the Notes), individually or in the aggregate, beyond the period of grace, if any, provided in the instrument or agreement under which such indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, in each case the effect of which default or other event or condition is to cause or permit the holder or holders of such indebtedness (or a trustee or agent on behalf of such holder or holders) to cause such indebtedness to become due prior to its stated maturity; or”

(Q)           The last paragraph of Section 8 is amended by deleting the language contained therein and substituting the following therefor:

“then, in any such event, any or all of the following actions may be taken:  (i) the Bank may, at its option, declare the Commitment to be terminated forthwith, whereupon the Commitment and all obligations to the Bank to make Revolving Credit Loans shall immediately terminate; and

Exhibit 10.16

(ii) the Bank may, at its option, declare all Loans  (with accrued interest thereon) and all other amounts owing under this Agreement and each Note to be due and payable and the same, and all interest accrued thereon, shall forthwith become due and payable without presentment, demand, protest or notice of any kind (other than any notice specified herein), all of which are hereby waived, anything contained herein or in any instrument evidencing the Loans to the contrary notwithstanding.”

(R)           Sections 9.1, 10.5 and 10.14 are amended by deleting the words “Revolving Credit Loans” appearing therein and substituting word “Loans” therefore.

(S)           Sections 10.1, 10.3, 10.6, 10.9, 10.10, 10.13 and 10.15 are amended by deleting the words “Revolving Credit Note” appearing therein and substituting the words “each Note” therefore

(T)           The Agreement is hereby amended to add a new Section 2.1.1 to read as follows:

“2.1.1                      Term Loan.                                Subject to the terms and conditions hereof, the Bank agrees to make a term loan (the “Term Loan”) to the Borrower on the effective date of the first amendment hereto in the amount of Three Million and 00/100 ($3,000,000.00) Dollars.”

(U)           The Agreement is hereby amended to add a new Section 2.2.1 to read as follows:

“2.2.1                      Term Note.                                The Term Loan shall be evidenced by the Term Note of the Borrower.  The Term Note shall be dated the effective date of the first amendment to this Agreement and shall mature on the Maturity Date at which time the entire outstanding principal balance and all interest thereon shall be due and payable.  The Term Loan shall bear interest at a rate per annum equal to (a) ¼% in excess of the Prime Rate, (b) 2.5% in excess of the Libor Rate for an Interest Period one, two or three months, or (c) 2.5% in excess of the Libor Rate for a one month Interest Period, the entire outstanding principal balance of which, at the Borrower’s option (subject to availability), shall be swapped into a fixed rate equivalent for the remainder of the term pursuant to the Master Agreement.  Interest shall be payable pursuant to Section 2.9 hereof and continued or converted in accordance with the requirements of Section 2.7 hereof.  Prepayments shall be subject to Section 2.8

Exhibit 10.16

hereof.  The Term Note shall be entitled to the benefits and subject to the provisions of this Agreement.”

(V)           The Agreement is hereby amended to add a new Section 2.9.1 to read as follows:

“2.9.1                      Repayment of Term Note.                                                                The principal balance of the Term Note shall be payable in sixty (60) consecutive monthly installments of principal, the first fifty-nine (59) of which shall be in an amount equal to Fifty Thousand and 00/100 ($50,000.00) Dollars each, commencing on December 1, 2008 with each succeeding installment being due on the first day of each month thereafter until October 1, 2013 with a final payment due on the Maturity Date in an amount equal to the then outstanding principal balance of the Term Note.”

(W)           The Agreement is hereby amended to add a new Section 4.1.1 to read as follows:

“4.1.1                      Conditions to Term Loan.                                                                The obligations of the Bank to make the Term Loan to the Borrower is subject to the satisfaction of the following conditions precedent:

(a)           First Amendment to Credit Agreement.  The Bank shall have received the First Amendment to Credit Agreement duly executed by the Borrower, together with evidence that all conditions thereto have been satisfied.

(b)           Term Note.                                The Bank shall have received the Term Note conforming to the requirements hereof, substantially in the form of Exhibit B hereto with appropriate insertions and duly executed by the Borrower.

(c)           Master Agreement.                                           The Bank shall have received the completed Master Agreement together with all other documents necessary to evidence, secure, authorize and effectuate the interest rate swap transaction duly executed by the Borrower.

(d)           Officers’ Certificate.   Certificate of an officer of the Borrower dated on or about the date of  the first amendment to this Agreement certifying as to (w) no change to the copies of the Borrower’s certificate of incorporation and all amendments thereto previously delivered to the Bank, (x) no change to the copies of the

Exhibit 10.16

bylaws of the Borrower and all amendments thereto, previously delivered to the Bank, (y) true and correct copies of resolutions adopted by the board of directors of the Borrower authorizing (1) the execution, delivery and performance by the Borrower of each of the Loan Documents to which it is a party and the performance by the Borrower of its obligations under each of the Loan Documents to which it is a party, (2) approving forms in substantially execution form of each of the Loan Documents to which it is a party, and (3) authorizing officers of the Borrower to execute and deliver each of the Loan Documents to which it is a party, and (z) the incumbency and specimen signatures of the duly authorized officers of the Borrower executing the Loan Documents and any other documents delivered to the Bank by the Borrower in connection herewith.

(e)           UCC Searches; Good Standing Certificate.
The  Bank shall have received current UCC Searches and an updated Good Standing Certificate, each for the Borrower from the New York Secretary of State, in each case satisfactory to the Bank.

(f)           Opinion of Counsel.                                                      The Bank shall have received an opinion of the Borrower’s counsel with respect to the Term Loan, satisfactory to the Bank in all respects.

(g)           Other Information.                                           The Bank shall have received such other information and documents with respect to the Borrower, its business or the collateral as is reasonably requested.”

(h)           Additional Matters.  All other documents and legal matters in connection with the transactions contemplated by this Agreement shall be reasonably satisfactory in form and substance to the Bank and its counsel.

(X)           The Agreement is hereby amended to add a new Section 6.3 to read as follows:

“6.3                      Debt Service Coverage Ratio.   Commencing the fiscal quarter ending on December 31, 2009 and the end of each fiscal quarter thereafter, for the preceding four fiscal quarters then-ended, a Debt Service Coverage Ratio of 1.50 to 1.0.  For purposes hereof, ‘Debt Service Coverage Ratio’

Exhibit 10.16

shall mean (i) The sum of Earnings before Interest, Taxes, Depreciation and Amortization minus Dividends minus unfinanced Capital Expenditures, divided by (ii) the sum of scheduled principal and capital lease payments plus Interest Expense; in each case as determined by GAAP consistently applied.”

(Y)           The Agreement is hereby amended to add a new Exhibit B in the form annexed hereto.

(Z)           Except as amended herein, all other provisions of the Agreement shall remain in full force and effect, and are hereby ratified.

3.           The Bank and the Borrower agree that as of October 14, 2008, the aggregate outstanding principal amount of:  (i) the Revolving Credit Loans as evidenced by the Revolving Credit Note is $2,500,000.00, and interest has been paid through October 1, 2008.

4.           The Borrower hereby represents and warrants to the Bank that:

(a)           Each and every of the representations and warranties set forth in the Agreement is true as of the date hereof and with the same effect as though made on the date hereof, and is hereby incorporated herein in full by reference as if fully restated herein in its entirety.

(b)           No Default or Event of Default and no event or condition which, with the giving of notice or lapse of time or both, would constitute such a Default or Event of Default, now exists or would exist after giving effect hereto.

(c)           There are no defenses or offsets to the Borrower's obligations under the Agreement, the Notes or the Loan Documents or any of the other agreements in favor of the Bank referred to in the Agreement.

5.           It is expressly understood and agreed that all collateral security for the Loans and other extensions of credit set forth in the Agreement prior to the amendment provided for herein is and shall continue to be collateral security for the Loans and other extensions of credit provided in the Agreement as herein amended, including (without limitation) Borrower’s obligations under the Master Agreement.  Without limiting the generality of the foregoing, the Borrower hereby absolutely and unconditionally confirms that each document and instrument executed by the Borrower pursuant to the Agreement continues in full force and effect, is ratified and confirmed and is and shall continue to be applicable to the Agreement (as herein amended).

6.           The amendments set forth herein are limited precisely as written and shall not be deemed to (a) be a consent to or a waiver of any other term or condition of the Agreement or any of the documents referred to therein, or (b) prejudice any right or rights

Exhibit 10.16

which the Bank may now have or may have in the future under or in connection with the Agreement or any documents referred to therein.  Whenever the Agreement is referred to in the Agreement or any of the instruments, agreements or other documents or papers executed and delivered in connection therewith, it shall be deemed to mean the Agreement as modified by this Amendment.

7.           The Borrower agrees to pay on demand, and the Bank may charge any deposit or loan account(s) of the Borrower, all expenses (including reasonable attorneys fees) incurred by the Bank in connection with the negotiation and preparation of the Agreement as amended hereby.
8.           This Amendment shall become effective on such date as all of the following conditions shall be satisfied retroactive to the date hereof:

(a) The Bank shall have received four (4) executed, original counterparts of this Amendment.

(b) The Bank shall have received the documents set forth in Section 4.1.1 of the Agreement.

(c) The Bank shall have received four (4) executed counterparts of the Secretary's Certificate of the Borrower together with any other action (in form and substance satisfactory to the Bank and its counsel) taken by the Borrower to authorize the execution, delivery and performance of this Amendment and such other documents as the Bank or its counsel may require.

(d) The Bank shall have received (i) an extension fee with respect to the Revolving Credit Note of $2,500.00, (ii) a facility fee with respect to the Term Loan of $7,500.00 and (iii) payment of the fees and disbursements of the Bank’s outside counsel with respect to this Amendment .

9.           This Amendment is dated as of the date set forth in the first paragraph hereof and shall be effective (after satisfaction of the conditions set forth in paragraph 8 above) on the date of execution by the Bank retroactive to such date.

4. This Amendment may be executed in counterparts, each of which shall constitute an original, and each of which taken together shall constitute one and the same agreement.

Exhibit 10.16

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

CPI AEROSTRUCTURES, INC.

By: /s/ Vincent Palazzolo
      Vincent Palazzolo
      Chief Financial Officer

SOVEREIGN BANK

By: /s/ Christine Gerula
     Christine Gerula
     Senior Vice President